Exhibit (a)(1)(C)

                             TRANS-LUX CORPORATION

                         NOTICE OF GUARANTEED DELIVERY
           PURSUANT TO THE OFFERING CIRCULAR DATED FEBRUARY 14, 2007

    This Notice of Guaranteed Delivery relates to the offer of Trans-Lux Corporation ("Trans-Lux") to exchange (the "Exchange Offer") 133 shares of its Common Stock (the "Common Stock") for each $1,000 principal amount of Trans-Lux currently outstanding 8 1/4% Limited Convertible Senior Subordinated Notes due 2012 (the "Notes"). Subject to the terms and conditions of the Exchange Offer, Trans-Lux will issue up to 1,197,000 shares of its Common Stock in exchange for up to $9,000,000 principal amount of Notes, representing approximately 50% of the $17,958,000 outstanding principal amount of Notes, to the extent such Notes are properly tendered and not withdrawn prior to the expiration of the Exchange Offer. If more than $9,000,000 principal amount of Notes are tendered, Trans-Lux will accept tenders from each tendering Holder of Notes on a pro rata basis unless Trans-Lux elects to accept all tendered Notes. Trans-Lux expects to announce any final proration factor within seven business days after the expiration date. Noteholders who tender will still receive the regularly scheduled semi-annual interest payment on March 1, 2007. For a more detailed description of the Common Stock Trans-Lux is proposing to issue in the Exchange Offer, please see the section of the Offering Circular dated February 14, 2007 (the "Offering Circular") entitled "Description of Capital Stock." The Exchange Offer is open to all Holders of Notes and is subject to customary conditions. You must use this Notice of Guaranteed Delivery, or one substantially equivalent to this form, to accept the Exchange Offer if you are a registered Holder of Notes and wish to tender any Notes, but (i) the certificates representing your Notes are not immediately available, and (ii) time will not permit your certificates for the Notes or other required documents to reach Wells Fargo Bank, N.A., as exchange agent (the "Exchange Agent"), before 5:00 p.m., New York City time, on March 15, 2007 (or any such later date and time to which the Exchange Offer may be extended (the "Expiration Date")). You may effect a tender of your Notes if (a) the tender is made through an Eligible Guarantor Institution (as defined in the section of the Offering Circular entitled "The Exchange Offer-How to Tender Notes"); (b) prior to the Expiration Date, the Exchange Agent receives from an Eligible Guarantor Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in this form, setting forth your name and address, and the amount of Notes you are tendering and stating that the tender is being made by Notice of Guaranteed Delivery (these documents may be sent by overnight courier, registered or certified mail or facsimile transmission); (c) you guarantee that within three American Stock Exchange, Inc. ("AMEX") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Notes, in proper form for transfer, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other documents required by the Letter of Transmittal, will be deposited by the Eligible Guarantor Institution with the Exchange Agent; and (d) the Exchange Agent receives the certificates for all physically tendered Notes, in proper form for transfer, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other required documents within three AMEX trading days after the date of execution of this Notice of Guaranteed Delivery. Capitalized terms used but not defined herein have the meanings assigned to them in the Offering Circular.

              Delivery To:  Wells Fargo Bank, N.A., Exchange Agent

By Regular or Certified Mail:     By Overnight Courier:            By Facsimile:
----------------------------      --------------------             ------------
Wells Fargo Bank, N.A.            Wells Fargo Bank, N.A.           (Eligible Guarantor
Corporate Trust Services          Corporate Trust Services         Institutions Only)
6th and Marquette, MAC N9303-120  6th and Marquette, MAC N9303-120 (612) 667-9825
Minneapolis, MN  55479            Minneapolis, MN  55479           To Confirm by Telephone
Attn:  Andrew Nyquist             Attn:  Andrrew Nyquist           -----------------------
                                                                   or for Information Call:
                                                                   -----------------------
                                                                   (612) 667-7390





    DELIVERY OF A LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN THE ADDRESS LISTED ABOVE OR TRANSMISSION OF INSTRUCTIONS BY FACSIMILE OTHER THAN AS SET FORTH ABOVE IS NOT VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

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Ladies and Gentlemen:

    Subject to the terms and conditions set forth in the Offering Circular and the accompanying Letter of Transmittal, the undersigned hereby tenders to Trans-Lux Corporation the principal amount of 8 1/4% Limited Convertible Senior Subordinated Notes due 2012 set forth below pursuant to the guaranteed delivery procedure described in the section of the Offering Circular entitled "The Exchange Offer-Guaranteed Delivery Procedures."

Amount of 8 1/4% Limited Convertible Senior Subordinated Notes due 2012 tendered:

__________________________________________________________

Certificate Nos. (if available):

__________________________________________________________

Total principal amount represented by Note Certificate(s):

__________________________________________________________


    ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

PLEASE SIGN HERE


_________________________________________________________    __________________
Signature(s) of Owner(s) or Authorized Signatory                    Date


Area Code and Telephone Number:  (   )_________________________


Must be signed by the Holder(s) of 8 1/4% Limited Convertible Senior Subordinated Notes due 2012 as their name(s) appear(s) on certificates for the Notes or on a security position listing, or by person(s) authorized to become registered Holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please Print Name(s) and Address(es)

Name(s):  __________________________________________


Capacity: __________________________________________

Address(es): ________________________________________

             ________________________________________


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                             GUARANTEE OF DELIVERY
                    (Not To Be Used For Signature Guarantee)

    The undersigned, an Eligible Guarantor Institution, hereby guarantees that the certificates representing the principal amount of Trans-Lux Corporation 8 1/4% Limited Convertible Senior Subordinated Notes due 2012 tendered hereby in proper form for transfer pursuant to the procedures set forth in the section of the Offering Circular entitled "The Exchange Offer-Guaranteed Delivery Procedures," together with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three AMEX trading days after the Expiration Date.

Dated:  ______________________________

______________________________________   ______________________________________
           (Address)                                 (Name of Firm)

______________________________________   ______________________________________
   (Area Code and Telephone Number)                 (Authorized Signature)


NOTE: DO NOT SEND CERTIFICATES FOR THE NOTES WITH THIS FORM. CERTIFICATES FOR THE NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.





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